UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2021

GLOBAL CLEAN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:  Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company   ¨

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ¨

Item 1.01 ENTRY INTO A MATERIAL AGREEMENT.

Through its indirect subsidiaries, on May 4, 2020 Global Clean Energy Holdings, Inc. (the “Company”) entered into both (i) that certain Credit Agreement, dated May 4, 2020, with a group of lenders (the "Senior Lenders") pursuant to which the Senior Lenders agreed to provide a $300 million senior secured term loan facility, and (ii) a second Credit Agreement, dated May 4, 2020, pursuant to which certain mezzanine lenders agreed to provide a $65 million secured term loan facility.  The senior Credit Agreement and mezzanine loan Credit Agreement were entered into in order to fund the acquisition, development and construction of the Company’s Bakersfield biorefinery. Since the two credit agreements were entered into last year, the scope of the Bakersfield biorefinery has both changed and expanded to include additional capabilities and equipment, which changes have affected certain of the assumptions made regarding the cost of installing, developing and constructing the Bakersfield biorefinery. Accordingly, effective March 26, 2021, the Company’s loan parties entered into (a) Amendment No. 3 to the Credit Agreement with the Senior Lenders to amend the senior credit facility, and (b) Consent No. 2 And Amendment No. 2 To Credit Agreement with the mezzanine lenders to amend the mezzanine credit facility.  The amendments to the two Credit Agreements were entered into in order to more accurately reflect the updated scope and cost estimates of the Bakersfield biorefinery and to establish a contingency reserve account to fund the costs of the additional capabilities and equipment and possible cost overruns. Under these two amendments, the borrowers (the Company’s BKRF OCB, LLC and BKRF HCB, LLC subsidiaries) agreed to establish an additional cash reserve of at least $35 million, which cash reserve would be used at the direction of the lenders’ administrative agent to fund project costs (including the cost of development, design, engineering, procurement, construction, installation, equipping, completion, start-up, and operation) of the Bakersfield biorefinery to the extent that such costs exceed the amounts available under the two credit agreements. Funds remaining in the new reserve account after the completion of the Bakersfield biorefinery will, with the approval of the lenders’ administrative agent, be used to first make a $5 million principal payment on the senior loan, and any remaining funds will be returned to the Company.  In order to fund the new contingency cash reserve, the two amendments to the credit agreements provide that the Company will raise additional capital by July 31, 2021.

As consideration for the amendments to the two Credit Agreements, the borrowers agreed to pay to each senior and mezzanine lender an amendment and consent premium equal to 1.00% of the aggregate commitments and loans of each such lender. The fee is payable in the same securities that the Company may issue in connection with raising additional capital. If the Company funds the new cash reserve other than through a financing transaction, the Company will pay the 1% lenders’ premium in shares of the Company’s common stock or in cash. The amendments to senior Credit Agreement and mezzanine loan Credit Agreement also require the borrowers to provide certain updated financial statements and budgets, and amend other provisions of those agreements, including procedures to approve project change orders, and provide updates to the feedstock execution plan, the rail development milestones, and gas supply milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2021	By:	/s/ Richard Palmer
Richard Palmer
Chief Executive Officer